Exhibit 3.3

FORM OF

BYLAWS

OF

SPANSION INC.

ARTICLE I.

OFFICES

SECTION 1.1. Delaware Office. The office of Spansion Inc. (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 1.2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

SECTION 2.1. Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

SECTION 2.2. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting (an “Annual Meeting”) shall be held at such place, on such date, and at such time as the Board shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

SECTION 2.3. Special Meetings. Except as required by law and subject to the rights of holders of any series of Preferred Stock (as defined below), special meetings of stockholders may be called at any time only by the Chairman of the Board, any Class B Director (as defined in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”)), any Class C Director (as defined in the Certificate of Incorporation) or by the Board pursuant to a resolution approved by a majority of the then authorized number of Directors. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

SECTION 2.4. Notice of Meetings. Except as set forth in the Certificate of Incorporation or as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the Person or Persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than ten (10) or more than sixty (60) days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to such stockholder at such stockholder’s address as it appears on the stock records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address in which case it shall be directed to such stockholder at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than thirty (30) days or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

SECTION 2.5. Quorum. At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

SECTION 2.6. Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, the Chairman of the Board or holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

SECTION 2.7. Order of Business.

(a) At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board or (ii) by any stockholder who complies with the procedures set forth in this Section 2.7.

(b) For business properly to be brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting: (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record of such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and any other Person or Persons (including their names) pursuant to which the proposals are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to propose the items of business set forth in the notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from stockholders in support of such proposal, and (vi) any other information relating to such stockholder, beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require the stockholder to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for stockholder action. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 2.7. The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 2.7 and, if the Chairman should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

SECTION 2.8. Proxies and Voting. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, or pursuant to a resolution of the Board adopted pursuant thereto establishing a series of Preferred Stock of the Corporation (“Preferred Stock”), at each meeting of stockholders, each holder of shares of the Corporation’s Common Stock, par value $0.001 per share (“Common Stock”), shall be entitled to one (1) vote for each such share standing in such holder’s name on the stock records of the Corporation maintained in accordance with Section 7.2 hereof (i) at the time fixed pursuant to Section 7.4 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters (except as otherwise provided in Section 3.3 of these Bylaws and except in cases where a larger vote is required by law or by the Certificate of Incorporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of Directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

SECTION 2.9. Inspectors. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspector’s count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The results of any election at which inspectors are appointed shall not be deemed final and effective until the receipt and approval by the Board of the inspector’s certification and report.

SECTION 2.10. Consent of Stockholders in Lieu of Meeting. Except for actions taken by written consent by the holders of Class B Common Stock (as defined in the Certificate of Incorporation) or the holders of Class C Common Stock (as defined in the Certificate of Incorporation), each consenting separately by class, or as otherwise provided pursuant to the provisions of the Certificate of Incorporation fixing the powers, privileges or rights of any class or series of stock other than the Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

With respect to the written consents allowed by the Certificate of Incorporation, such consents shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section.

SECTION 2.11. Consent of Fujitsu Limited and Advanced Micro Devices, Inc. Required for Certain Actions. For so long as the Aggregate Ownership Interest (as defined below) of Fujitsu Limited, a Japanese corporation (“Fujitsu”), or of Advanced Micro Devices, Inc., a Delaware corporation (“AMD”), as applicable, is as specified in Schedule 2.11, the Corporation shall not, and no officer, employee or agent of the Corporation shall, take any of the actions listed on Schedule 2.11 (as such actions correspond to the specified Aggregate Ownership Interest), without the prior consent of Fujitsu or AMD, as applicable. “Aggregate Ownership Interest” shall mean, with respect to Fujitsu or AMD, the quotient, expressed as a percentage, obtained by dividing (a) the aggregate number of shares of Common Stock of the Corporation held by such Person or its Affiliates by (b) the aggregate number of outstanding shares, on an as converted to Common Stock basis (but for a period of three years from the date of the Corporation’s initial public offering of Common Stock, excluding any shares of Common Stock issued or issuable upon conversion of, or as dividends on, the Corporation’s Mandatory Convertible Preferred Stock issued concurrently with the Corporation’s initial public offering of Common Stock), of Common Stock of the Corporation. “Person” means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, other legal entity or governmental authority. “Affiliate” of a Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person shall be deemed an Affiliate of another Person only so long as such control relationship exists.

ARTICLE III.

DIRECTORS

SECTION 3.1. Powers. The Board may, subject to the consent requirement specified in

Section 2.11, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) to declare dividends from time to time in accordance with law;

(b) to purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) to authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) to remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e) to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f) to adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g) to adopt from time to time such insurance, retirement, and other benefit plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h) to adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

SECTION 3.2. Number; Terms and Vacancies. The Corporation shall have the number of Directors as is set forth in the Certificate of Incorporation. The Board shall be classified in the manner set forth in the Certificate of Incorporation. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled in the manner provided in the Certificate of Incorporation.

SECTION 3.3. Nominations; Election.

(a) Nominations for the election of Directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of Directors who complies with the procedures set forth in this Section 3.3. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of Directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected Directors.

(b) All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the

Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the annual meeting was made or the notice of the meeting was mailed, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice shall set forth in writing: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being a nominee and to serving as a Director if elected; and (b) as to the stockholder giving the notice, the (i) name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) Notwithstanding Section 3.3(b), in the event that the number of Directors to be elected to the Board at an Annual Meeting is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least one hundred (100) days prior to the one-year anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

SECTION 3.4. Place of Meetings. Meetings of the Board shall be held at the Corporation’s office in the State of Delaware or at such other places, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

SECTION 3.5. Regular Meetings. The Board shall hold meetings at least once per every fiscal quarter at a date and time determined by the Board. Each Director shall use such Director’s best efforts to attend each meeting in person.

SECTION 3.6. Special Meetings. Special meetings of the Board may be held at the request of any Director, upon not less than five (5) business days written notice (which may be provided in accordance with Section 3.7) or telephonic notice to each Director (which notice shall be provided to the other Directors by the requesting Director).

SECTION 3.7. Notice of Meetings. The regular quarterly meetings of the Board shall be held upon not less than five (5) business days written notice.

SECTION 3.8. Quorum and Manner of Acting.

(a) The presence of a majority of the total number of authorized Directors in person or by telephone conference or by other means of communications by means of which all Directors participating therein can hear each other, shall be necessary and sufficient to constitute a quorum for the purpose of taking action by the Board at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. No action taken by the Directors at any meeting shall be valid unless the requisite quorum is present. Except where a different vote is required or permitted by law, the Certificate of Incorporation or these Bylaws or otherwise, all actions, determinations or resolutions of the Board at a meeting shall require the affirmative vote or consent of the majority of the Directors. Each Director shall be entitled to one (1) vote, and Directors shall not be entitled to cast their vote through proxies. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the Director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Interpreters will be provided for any meeting of the Board, at the cost of the Corporation, upon the request of any Director. The resolution and the written consents thereto by the Directors shall be filed with the minutes of the proceedings of the Board.

SECTION 3.9. Resignation. Any Director may resign at any time by giving written notice or by electronic transmission to the Corporation; provided, however, if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Director; provided, further, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.10. Removal of Directors. Subject to the rights of holders of Preferred Stock to elect Directors under circumstances specified in a resolution of the Board, adopted pursuant to the provisions of the Certificate of Incorporation or these Bylaws establishing such series, (i) any Director may be removed at any time, with cause, by majority vote of the holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock (and any series of Preferred Stock then entitled to vote at an election of directors), voting together as one class, (ii) any Class B Director may be removed at any time, with or without cause, by majority vote of the holders of Class B Common Stock, voting separately as a class, and (iii) any Class C Director may be removed at any time, with or without cause, by majority vote of the holders of Class C Common Stock, voting separately as a class.

SECTION 3.11. Compensation of Directors. The Board may provide for the payment to any of the Directors, other than officers or employees of the Corporation, of a specified amount for services as Director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all Directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.12. Chairman of the Board. The Chairman of the Board shall be selected as follows:

(a) Until the Corporation’s 2007 annual stockholder meeting, the Chairman of the Board will be the Class C Director, subject to the approval of a majority of the Class B Directors, which approval shall not be unreasonably withheld; provided, however, that until the Corporation’s 2007 annual stockholder meeting (but not thereafter) the holder of Class C Common Stock may, at its discretion select any Class B director, instead of the Class C Director, as the Chairman of the Board; provided further, however, that if the office of the Chairman of the Board so selected by the holder of Class C Common Stock becomes vacant resulting from death, resignation, disqualification, removal or other cause, the Chairman of the Board will be the Class C Director as provided above in this Section 3.12;

(b) From the date of the Corporation’s 2007 annual stockholder meeting until the date of the Corporation’s 2010 annual stockholder meeting, the Chairman of the Board will be selected by the Class B Directors, subject to the approval of the Class C Director, which approval shall not be unreasonably withheld; and

(c) the right to select the Chairman of the Board by either the Class B Directors or the Class C Director will continue rotate every three (3) years in the manner set forth in Section 3.12(a) and (b); provided, however, that if either AMD’s or Fujitsu’s Aggregate Ownership Interest is less than fifteen percent (15%), then all rights under this Section 3.12 shall terminate.

ARTICLE IV.

COMMITTEES OF THE BOARD

SECTION 4.1. Appointment and Powers of Audit Committee. The Board shall, by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, designate an Audit Committee of the Board, which shall consist of three or more Directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and the U.S. Securities Exchange Commission, as then in effect and applicable to the Corporation. Subject to the approval of the Board, the Audit Committee shall adopt and from time to time assess and revise a written charter which will specify how the Audit Committee will carry out its responsibilities and such other matters as the Board and the Audit Committee determine are necessary or desirable.

SECTION 4.2. Appointment and Powers of Nominating and Corporate Governance Committee. The Board shall, by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, designate a Nominating and Corporate Governance Committee of the Board, which shall consist of three or more Directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and the U.S. Securities Exchange Commission, as then in effect and applicable to the Corporation. Subject to the approval of the Board, the Nominating and Corporate Governance Committee shall adopt and from time to time assess and revise a written charter which will specify how the Nominating and Corporate Governance Committee will carry out its responsibilities and such other matters as the Board and the Nominating and Corporate Governance Committee determine are necessary or desirable.

SECTION 4.3. Compensation Committee; The Board shall, by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, designate a Compensation Committee of the Board, which shall consist of three or more Directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and the U.S. Securities Exchange Commission, as then in effect and applicable to the Corporation. Subject to the approval of the Board, the Compensation Committee shall adopt and from time to time assess and revise a written charter which will specify how the Compensation Committee will carry out its responsibilities and such other matters as the Board and the Compensation Committee determine are necessary or desirable.

SECTION 4.4. Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, designate members of the Board to constitute such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of Directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee. One (1) member of any such committee shall be a Class B Director for so long as there are Class B Directors. One (1) member of any such committee shall be a Class C Director for so long as there are Class C Directors.

SECTION 4.5. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken at any meeting of any committee thereof may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of such committee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the Director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

SECTION 4.6. Resignations; Removals. Any member of any committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of Directors at any meeting of the Board called for that purpose.

ARTICLE V.

OFFICERS

SECTION 5.1. Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board. Officers shall be elected by the Board, which shall consider that subject at its first meeting after every Annual Meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The failure to elect a Chief Executive Officer, Secretary or Treasurer shall not affect the existence of the Corporation.

SECTION 5.2. Chief Executive Officer. The Chief Executive Officer shall supervise the daily operations of the business of the Corporation, and shall report to the Board. Subject to the provisions of these Bylaws and to the direction of the Board, he or she shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Board. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. The Chief Executive Officer may not serve as the Chairman of the Board

SECTION 5.3. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board may from time to time prescribe.

SECTION 5.4. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Board may from time to time prescribe.

SECTION 5.5. Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 5.6. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board.

SECTION 5.7. Resignations. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.8. Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

SECTION 5.9. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, any officer of the Corporation authorized by the Board shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 5.10. Bonds of Officers. If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board may require.

ARTICLE VI.

CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

SECTION 6.1. Contracts. Subject to the approval procedures of Section 2.11 hereof, the Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

SECTION 6.2. Checks, etc. Subject to the approval procedures of Section 2.11 hereof, all checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

SECTION 6.3. Loans. Subject to the approval procedures of Section 2.11 hereof, no loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances, and bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

SECTION 6.4. Deposits. Subject to the approval procedures of Section 2.11 hereof, all funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositors as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these Bylaws, as they may deem advisable.

ARTICLE VII.

CAPITAL STOCK

SECTION 7.1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by the Chairman of the Board or Chief Executive Officer and by the Secretary or an Assistant Secretary, Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares owned by such stockholder. Any or all of the signatures on the certificate may be by facsimile.

SECTION 7.2. Stock List. At least ten days before each meeting of stockholders, the officer in charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 7.3. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 7.5 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 7.4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board and no prior action by the Board is required by the Delaware General Corporation Law (the “DGCL”), the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 2.10 hereof. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 7.5. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

SECTION 7.6. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

ARTICLE VIII.

NOTICES

SECTION 8.1. Notices. Except as otherwise specifically provided herein or required by law, all notices, requests, instructions or consents required or permitted under these Bylaws shall be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) ten (10) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt.

SECTION 8.2. Waivers. A written waiver of any notice, signed by a stockholder, Director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, officer, employee or agent, and, to the extent permitted by law, his or her attendance at any such meeting requiring notice shall constitute waiver of such notice, except when he or she attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called for or convened. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.1. Signatures. In addition to the provisions for use of manual, facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, manual, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

SECTION 9.2. Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Corporation’s Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 9.3. Reliance Upon Books, Reports and Records. Each Director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 9.4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

SECTION 9.5. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 10.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this Section 10.1, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

SECTION 10.2. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article X or otherwise.

SECTION 10.3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article X is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 10.4. Non-Exclusivity of Rights. The rights conferred on any Covered Person by this Article X shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 10.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 10.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

SECTION 10.7 Other Indemnification and Prepayment of Expenses. This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

SECTION 10.8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE XI.

AMENDMENTS

Except with respect to the approval procedures in Section 2.11 hereof, which can only be amended by the affirmative vote of AMD or Fujitsu, for so long as they maintain an Aggregate Ownership Interest greater than zero (0%) percent, (i) the Board may from time to time make, amend, supplement or repeal these Bylaws by vote of a majority of the Board, and (ii) the stockholders may change or amend or repeal these Bylaws by the affirmative vote of the majority of holders of the Common Stock, voting as a single class. In addition to and not in limitation of the foregoing, these Bylaws or any of them may be amended or supplemented in any respect at any time, either: (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

SCHEDULE 2.11

For purposes of this Schedule 2.11, all definitions that are not otherwise defined in the Corporation’s Bylaws or elsewhere in this Schedule 2.11 shall have the meanings set forth in Section 1.1.6 below.

1.1.1 22.5% Threshold. For so long as AMD’s or Fujitsu’s Aggregate Ownership Interest is at least twenty-five percent (22.5%), the Corporation shall not, and shall not permit any Spansion Entity to, without the consent of AMD or Fujitsu, as applicable:

(a) enter into any manufacturing or development joint venture, strategic alliance, similar arrangement or agreement with an integrated electronics manufacturer having the majority of its assets or business operations in Japan and annual semiconductor revenues in excess of one hundred billion yen (¥100,000,000,000);

(b) prior to June 30, 2007, enter into a joint venture, strategic alliance, similar arrangement or agreement relating to manufacturing, memory product design or CMOS process development (referred to herein as the “Core Business”) that involves the actual or potential contribution of cash or assets by the Corporation to such joint venture, or to a third party involved in a joint venture, strategic alliance, similar arrangement or agreement, exceeding fifty million dollars (U.S.$50,000,000) in any Fiscal Year or two hundred fifty million dollars (U.S.$250,000,000) in the aggregate over the life of the joint venture, strategic alliance, similar arrangement or agreement; provided, however, that this covenant shall not apply to (i) agreements for providing foundry services with entities that derive more than seventy-five percent (75%) of their revenues from providing foundry services (provided that such agreements do not include an investment by the Corporation in such entity, its Affiliates or capital equipment) or (ii) joint ventures, strategic alliances, similar arrangements or agreements for the assembly, pack, mark and test of semiconductor devices; or

(c) enter into any joint venture, strategic alliance, similar arrangement or agreement relating to activities outside of the Core Business and that involves the actual or potential contribution of cash or assets by the Corporation exceeding two hundred million dollars (U.S.$200,000,000) in any Fiscal Year or one billion dollars (U.S.$1,000,000,000) in the aggregate over the life of the joint venture, strategic alliance, similar arrangement or agreement.

1.1.2 20% Threshold. For so long as AMD’s or Fujitsu’s Aggregate Ownership Interest is at least twenty percent (20%), the Corporation shall not, without the consent of AMD or Fujitsu, as applicable, authorize any Spansion Entity to engage in or undertake any material activity unrelated to the Business (and the scope of license rights granted pursuant to the AMD-Spansion Patent Cross License Agreement or the Fujitsu-Spansion Patent Cross-License Agreement, whichever applicable, shall not be deemed to limit in any manner the requirement that the prior written consent of Fujitsu or AMD is necessary for any Spansion Entity to engage in or undertake such activity).

1.1.3 15% Threshold. For so long as AMD’s or Fujitsu’s Aggregate Ownership Interest is at least fifteen percent (15%), the Corporation shall not, without the consent of AMD or

2.11-1

Fujitsu, as applicable, amend the charter documents of any Spansion Entity other than the Corporation that adversely and disproportionately affects Fujitsu as compared to AMD or AMD Investments (with respect Fujitsu’s consent), or AMD or AMD Investments as compared to Fujitsu (with respect to AMD’s consent).

1.1.4 10% Threshold. For so long as AMD’s or Fujitsu’s Aggregate Ownership Interest is at least ten percent (10%), the Corporation shall not, without the consent of AMD or Fujitsu, as applicable:

(a) amend the Certificate of Incorporation or these Bylaws; or

(b) effect any resolution to wind-up the Corporation or any other Spansion Entity.

1.1.5 Any Ownership Interest. For so long as AMD or Fujitsu maintains an Aggregate Ownership Interest greater than zero percent (0%), the Corporation shall not, and shall not permit any Spansion Entity to, without the consent of AMD or Fujitsu, as applicable:

(a) close the JV3 facility prior to April 1, 2007;

(b) prior to April 1, 2007, reduce the cumulative employee headcount (including seconded employees, if any) of the JV1, JV2 and JV3 facilities below the lesser of (i) ninety percent (90%) of the cumulative employee headcount (including seconded employees) of such facilities at June 30, 2003 or (ii) ninety percent (90%) of the cumulative headcount (excluding seconded employees) of such facilities at June 30, 2003 plus the number of employees seconded as of June 30, 2003 who accepted employment with the Corporation or another Spansion Entity as of the end of such seconded employees’ secondment period (other than dismissals of employees for cause or voluntary separation);

(c) prior to April 1, 2007, close any of the facilities used by the Spansion Japan Non-Manufacturing Organization;

(d) prior to April 1, 2007, reduce the cumulative employee headcount (including seconded employees) of the Spansion Japan Non-Manufacturing Organization below the lesser of (i) eighty-five percent (85%) of the cumulative employee headcount (including seconded employees) of such Organization at June 30, 2003 or (ii) eighty-five percent (85%) of the cumulative headcount (excluding seconded employees) of such Organization at June 30, 2003 plus the number of employees seconded as of June 30, 2003 who accepted employment with the Corporation or another Spansion Entity as of the end of such seconded employees’ secondment period (other than dismissals of employees for cause or voluntary separation);

(e) without limiting Section 1.1.5(a), prior to April 1, 2007, close the JV1 or JV2 facilities without providing at least six (6) months’ prior written notice to AMD and Fujitsu or close the Kuala Lumpur Facility without providing at least three (3) months’ prior written notice to AMD and Fujitsu;

(f) without limiting Sections 1.1.5(b) and (c), prior to April 1, 2007, reduce the cumulative employee headcount of the JV1, JV2 and JV3 facilities or the employee

2.11-2

headcount of the Spansion Japan Non-Manufacturing Organization below the cumulative employee headcount of such facilities or Organization (as the case may be) at June 30, 2003, without providing at least six (6) months’ prior written notice of such reductions to AMD and Fujitsu (other than dismissals of employees for cause or voluntary separation); or

(g) prior to April 1, 2007, reduce the employee headcount of the Kuala Lumpur Facility below the employee headcount of such facility at June 30, 2003 without providing at least three (3) months’ prior written notice of such reduction to AMD and Fujitsu (other than dismissals of employees for cause or voluntary separation).

1.1.6 Definitions. For purposes of this Schedule 2.11, the following terms shall have the corresponding meanings:

“AMD Investments” means AMD Investments, Inc., a Delaware corporation.

“AMD-Spansion Patent Cross License Agreement” means that certain Amended and Restated AMD-Spansion Patent Cross-License Agreement, dated as of                     , 2005, between AMD and the Corporation, as amended from time to time.

“Business” means all aspects related to the development, manufacture and sale of semiconductor devices (including single chip or multiple chip products), a substantial function of which is code and/or data storage.

“Fiscal Year” means the fiscal year of the Corporation.

“Fujitsu-Spansion Patent Cross-License Agreement” means that certain Amended and Restated Fujitsu-Spansion Patent Cross-License Agreement, dated as of                     , 2005, between Fujitsu and the Corporation, as amended from time to time.

“JV1” means the wafer fabrication facility currently for 0.35 and 0.23 micron products located at Industrial Site 6, Monden-machi, Aizuwakamatsu-shi, Fukushima, Japan.

“JV2” means the wafer fabrication facility currently for 0.23 micron products located at Industrial Site 6, Monden-machi, Aizuwakamatsu-shi, Fukushima, Japan.

“JV3” means the wafer fabrication facility currently for 0.18, 0.13 and 0.11 micron products located at Industrial Site 2, Takaku, Aizuwakamatsu-shi, Fukushima, Japan.

“Kuala Lumpur Facility” means the facility located in Kuala Lumpur, Malaysia, that is owned by Spansion (Kuala Lumpur) Sdn. Bhd.

“Spansion Entity” means the Corporation, or any of its directly or indirectly majority owned subsidiaries (whether organized as corporations, limited liability companies or other legal entity).

“Spansion Japan Non-Manufacturing Organization” means the formal or informal group, division or other organization within Spansion Japan primarily conducting research and development of semiconductor products (as well as related marketing and administrative activities) which currently operates at leased facilities located in Shinjuku and Kozoji.

2.11-3